UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2019

LOGICBIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38707	47-1514975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Erie St. Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (617) 245-0399

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LOGC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2015, LogicBio Therapeutics, Inc. (the “Company”) entered into a license agreement with The Board of Trustees of the Leland Stanford Junior University (“Stanford”) (such agreement, as amended and restated on January 31, 2018 and further amended on May 3, 2018, the “Stanford License Agreement”). On June 24, 2019, the Company and Stanford agreed to amend the Stanford License Agreement (the “Stanford Amendment”).

Pursuant to the Stanford License Agreement, the Company has an exclusive, worldwide license to make, have made, use, import, offer to sell and sell products covered by certain patent rights to the GeneRide technology owned by Stanford within certain fields of use. The exclusive license grant is limited to the following fields: (a) human therapeutics to treat methylmalonic acidemia, propionic acidemia, HIV, influenza, malaria, Crigler-Najjar syndrome, Tyrosinemia Type I, Wilson’s disease, hemophilia B, Glycogen Storage Disease 1 and Glycogen Storage Disease 3, and (b) the prevention, treatment or diagnosis via genome editing without a nuclease of certain additional indications with respect to liver tissue and certain other tissues to be nominated by the Company, subject to the terms of the agreement. The Stanford Amendment extends the timeline within which the Company is required to nominate such other tissues, and clarifies that the exclusive license grant applies to the diagnosis, prevention or treatment of all human disease, including hemophilia A and alpha-1 antitrypsin disease, via genome editing without a nuclease prior to the deadline for nomination of such other tissues.

Additionally, pursuant to the Stanford License Agreement, the Company has a non-exclusive license under Stanford’s rights in certain know-how, including certain vectors provided by Stanford to the Company under the Stanford License Agreement. The Stanford Amendment expands the scope of this non-exclusive license to include certain additional vectors to be provided by Stanford to the Company.

Further, the Stanford Amendment extends certain diligence milestones under the Stanford License Agreement.

The Company will pay a one-time, non-refundable upfront fee of $20,000 under the Stanford Amendment.

The foregoing description of the Stanford Amendment is only a summary and is qualified in its entirety by the full and complete terms contained in the Stanford Amendment, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGICBIO THERAPEUTICS, INC.

By:	/s/ Matthias Jaffé
Matthias Jaffé
Chief Financial Officer

Date: June 24, 2019